Exhibit 10.1

FIRST AMENDED AND RESTATED REVOLVING LINE OF CREDIT AGREEMENT

by and among

BIOTIME, INC.
as “Borrower”

and

ALFRED D. KINGSLEY, GEORGE KARFUNKEL,
RICHARD LOWISH, and BROADWOOD PARTNERS, LP
as “Lenders”

Dated as of October 17, 2007

TABLE OF CONTENTS

1.	General Definitions.	1

2.	Draws and Disbursements.	2

3.	Terms of Payment.	4

4.	Shares.	5

5.	Events of Default.	5

6.	Representations and Warranties of Borrower.	6

7.	Affirmative Covenants.	8

8.	Maximum Permitted Interest.	9

9.	Governing Law.	9

10.	Successors and Assigns.	10

11.	Entire Agreement; Amendment.	10

12.	Survival.	10

13.	Notices.	10

14.	Delays and Omissions.	11

15.	Rules of Construction.	11

16.	Counterparts.	12

17.	Investment Representations.	12

18.	Registration Rights.	13

19.	Legends.	14

FIRST AMENDED AND RESTATED REVOLVING LINE OF CREDIT AGREEMENT

This First Amended and Restated Revolving Line of Credit Agreement (“Credit Agreement”) is made and entered into as of October 17, 2007, by and among Alfred D. Kingsley, George Karfunkel, Richard Lowish, and Broadwood Partners, L.P. (each a “Lender,” and collectively “Lenders”), and BioTime, Inc., a California corporation (“Borrower”), and amends and restates that certain Revolving Line of Credit Agreement dated April 12, 2006.

RECITALS

Borrower has requested a credit facility consisting of a revolving line of credit, and Lenders are willing to make the requested credit facility to Borrower, but only upon the terms, and subject to the conditions, contained herein.

AGREEMENT

Now, therefore, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. General Definitions. The following words shall have the following meanings:

1.1 “Business Day” means any day that is not a Saturday, a Sunday, or a day on which banks are required, or permitted, to be closed in the State of New York.

1.2 “Credit Facility” means the right of Borrower to borrow up to $1,000,000 from Lenders under the terms and conditions of this Credit Agreement and the Note.

1.3 “Debtor Relief Law” means the Bankruptcy Code of the United States of America, as amended, or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law affecting the rights of creditors generally.

1.4 “Earmarked Funds” means funds received by Borrower through (i) the sale of capital stock, (ii) loans from other lenders, or (iii) funds in excess of $1,000,000 received by Borrower through the collection of license fees, signing fees, milestone fees, or similar fees (excluding royalties) under any other present or future agreement pursuant to which Borrower grants one or more licenses to use Borrower’s patents or technology.

1.5 “Event of Default” or “Events of Default” means any of the events specified in Section 5.

1.6 “Loan” means the loans made by Lenders to Borrower pursuant to this Credit Agreement, and evidenced by the Note.

                              1.7 “Loan Documents” means this Credit Agreement, the Note, and the Security Agreement, and all other agreements, instruments, and documents in favor of a Lender, now or hereafter executed by or on behalf of Borrower and delivered to a Lender in connection with this Credit Agreement or in connection with any of the transactions contemplated hereby.

1.8 “Maturity Date” means the earlier of (i) April 30, 2008, and (ii) such date on which Borrower shall have received an aggregate of $2,000,000 through (A) the sale of capital stock, (B) the collection of license fees, signing fees, milestone fees, or similar fees (excluding royalties) in excess of $1,000,000 under any present or future agreement pursuant to which Borrower grants one or more licenses to use Borrower’s patents or technology, (C) funds borrowed from other lenders, or (D) any combination of sources under clauses (A) through (C).

1.9 “Note” means (a) each Amended and Restated Credit Note, dated April 12, 2006, in the form attached as EXHIBIT A-1, evidencing the amount of the Loan previously advanced by certain Lenders, and (b) each Revolving Credit Note, of even date, in the form attached as EXHIBIT A-2, evidencing the amount of the Loan from each Lender, to be executed concurrently with this Credit Agreement.

1.10 “Security Agreement” means that certain Amended and Restated Security Agreement of even date among Borrower and Lenders pursuant to which Borrower is granting Lenders a first priority perfected security interest in certain specified collateral to secure Borrower’s obligations under this Agreement and the Note.

1.11 “Shares” means common shares, no par value, of the Borrower.

2. Draws and Disbursements.

2.1 Maximum Loan Amount. On the terms and conditions set forth in this Credit Agreement, Lenders shall make available to Borrower the Credit Facility, as a revolving line of credit in a principal amount not to exceed at any one time One Million Dollars ($1,000,000), less all amounts of principal prepaid or required to be prepaid under Section 3.2.1 of this Credit Agreement (the “Maximum Loan Amount”). Each Lender shall be severally, and not jointly and severally, obligated to lend the amount shown on Schedule I.

2.2 Draw Period. Borrower may request from Lenders advances of funds (“Draws”) under the Credit Facility from the date of this Agreement until April 30, 2008 (the “Draw Period”). As amounts drawn by Borrower hereunder are repaid, they may be reborrowed subject to the terms and conditions of this Credit Agreement; provided, that at no time shall the aggregate principal amount of Loan outstanding under this Credit Agreement exceed the Maximum Loan Amount. The Draw Period may be terminated by Borrower at any time by written notice to Lenders. Subject to the terms and conditions of this Credit Agreement, and provided that no Event of Default has occurred, Lenders shall make advances to Borrower upon request as provided in this Section 2.

Upon the occurrence of an Event of, one of Lenders’ remedies includes Lenders’ right to terminate the Draw Period and Borrower’s right to make Draws under this Credit Agreement.

2.3 Increments. Draws must be in increments of not less than One Hundred Thousand Dollars ($100,000), or the remaining amount available under the Credit Facility, whichever is less. Each Lender shall advance a portion of each Draw such that, immediately after funding the Draw, the total outstanding principal amount of the Loan funded by each Lender shall be in proportion to their respective loan commitments shown on Schedule I.

2.4 Use of Funds. All funds borrowed under this Credit Agreement will be used as working capital to pay Borrower’s expenses arising in the ordinary course of business.

2.5 Disbursement Procedures.

2.5.1 Borrower hereby appoints the Chief Executive Officer, each member of its Office of the President, and the Chief Financial Officer as the officers authorized to make Draws under this Credit Agreement during the Draw Period. Any one of such officers (the “Authorized Officers”) is authorized to make Draws. Lender, at its sole option, may require that all requests for Loan funds be in writing, signed by an Authorized Officer, in a form acceptable to Lenders. Facsimile documents may be accepted by Lenders as originals. Any Draw by an Authorized Officer shall constitute an ongoing representation and warranty by Borrower that at the time of request for or payment of any Draw no Event of Default has occurred.

2.5.2 Draws shall be paid according to the Authorized Officer’s instructions, except that checks representing Loan funds shall always be made payable to Borrower, and wire transfers shall only be permitted if Borrower has authorized payment into the account into which the funds are to be deposited. The appointment of the above-named Authorized Officer(s) shall remain in full force and effect until written notice of revocation of appointment signed by the Chief Executive Officer or Chief Financial Officer of Borrower has been received by Lender.

2.5.3 Lenders shall advance Loan funds available under the Credit Facility in accordance with Borrower’s Draws within four (4) Business Days after the receipt of the Draw.

2.5.4 Each Draw shall be accompanied by the certificates required by Section 2.6.

2.5.5 Borrower shall indemnify and hold Lenders harmless from loss or liability of any kind arising from or related to any action or inaction taken by Lenders in good faith in reliance upon instructions received from any Authorized Officer.

2.6 Conditions Precedent. The following conditions must be satisfied before Lenders shall be obligated to disburse any Loan to Borrower pursuant to a Draw:

2.6.1 Due execution. Lenders shall have received duly executed originals of this Credit Agreement and all other Loan Documents.

2.6.2 Approvals. Lenders shall have received evidence satisfactory to them that all consents and approvals which are necessary for, or required as a condition of, the validity and enforceability of this Credit Agreement and all other Loan Documents have been obtained and are in full force and effect.

2.6.3 Representations and Warranties Correct. All of Borrower’s representations and warranties contained in this Credit Agreement and in any other Loan Document shall be true and correct in all material respects on the date the Loan funds are disbursed, and Borrower shall have delivered to Lenders a certificate executed by an Authorized Officer to such effect.

2.6.4 No Event of Default. No Event of Default shall have occurred, and Borrower shall have delivered to Lenders a certificate executed by an Authorized Officer to such effect.

2.6.5 Independent Verification. Borrower must provide for Lenders’ review and acceptance such documentation as may be required by Lenders to ensure Borrower is in compliance with the terms and conditions of this Credit Agreement, including, without limitation, resolutions of Borrower’s board of directors or a duly constituted and authorized committee thereof, certified by the secretary or an assistant secretary of the corporation, authorizing the execution and delivery of this Agreement and the other Loan Documents and performance of Borrower’s obligations hereunder and thereunder.

2.6.6 Shares. Prior to the initial Draw under this Credit Agreement, Borrower must have issued the Shares to Lenders as described in Section 4 of this Credit Agreement.

2.6.7 Closing Costs. Borrower must have paid all attorneys’ fees (not to exceed $2,500 for all Lenders in the aggregate) incurred by Lenders in connection with the preparation, execution, and delivery of the Loan Documents, and all reports and notices required to be filed by Lenders or their respective affiliates under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with this Agreement and Lenders’ receipt of the Shares.

2.7 Amended Promissory Notes. Except for such Notes as may be paid in full upon the Maturity Date, each original Note dated April 12, 2006 (“Original Note”) shall be exchanged for an amended Note in the form of EXHIBIT A-1. Each Lender holding an Original Note shall tender their Original Note for an amended Note. Until such time an Original Note is tendered to Borrower and an amended Note is delivered to the Lender in exchange, the Original Note shall be deemed to include all of the terms set forth in EXHIBIT A-1.

3. Terms of Payment.

3.1 Interest. Interest shall accrue and be payable at the rate of (a) 10% per annum on the outstanding principal balance of the Loan through October 31, 2007, and (b) 12% per annum on the outstanding principal balance of the Loan from October 31, 2007 until the Maturity Date or any earlier date on which the principal balance is paid in full. Interest shall accrue from the date of each disbursement of principal pursuant to a Draw. Accrued interest shall be paid with principal on the Maturity Date. Interest will be charged on that part of outstanding principal of the Loan which has not been paid and shall be calculated on the basis of a 360-day year and a 30-day month.

3.2 Payment of Principal. The outstanding principal balance of the Loan, together with accrued interest, shall be paid in full on the Maturity Date.

3.2.1 Mandatory Prepayment of Principal. In the event that Borrower receives Earmarked Funds, Borrower shall use the Earmarked Funds to prepay principal, plus accrued interest, within two business days after such Earmarked Funds are received by Borrower, and the amount of principal so prepaid shall reduce the Maximum Loan Amount.

3.3 Optional Prepayment of Principal. Borrower may prepay principal, with accrued interest, at any time and the amount of principal so prepaid shall be available for further Draws by Borrower during the Draw Period to the extent that the prepayment of principal was not required under Section 3.2.1.

3.4 Default Interest Rate; Late Payment Charge. In the event that any payment of principal or interest is not paid within five (5) days from on the date on which the same is due and payable, such payment shall continue as an obligation of the Borrower, and interest thereon from the due date of such payment and interest on the entire unpaid balance of the Loan shall accrue until paid in full at the lesser of (i) fifteen percent (15%) per annum, or (ii) the highest interest rate permitted under applicable law (the “Default Rate”). From and after the Maturity Date or upon acceleration of the Note, the entire unpaid principal balance of the Loan with all unpaid interest accrued thereon, and any and all other fees and charges then due at such maturity, shall bear interest at the Default Rate.

3.5 Date of Payment. If the date on which a payment of principal or interest on the Loan is due is a day other than a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day.

3.6 Application of Payments. All payments shall be applied first to costs of collection, next to late charges or other sums owing Lenders, next to accrued interest, and then to principal, or in such other order or proportion as Lenders, in their sole discretion, may determine.

3.7 Currency. All payments shall be made in United States Dollars.

4. Shares. As consideration for Lenders making the Credit Facility available to Borrower, Borrower has issued 33,333 Shares to Lenders who were parties to this Agreement on April 12, 2006. As consideration for Lenders making the amended Credit Facility available to Borrower, Borrower shall issue and deliver to Lenders one Share for each five dollars of the Loan commitment of the Lender shown on Schedule I. No fractional Shares shall be issued.

5. Events of Default. The following shall constitute Events of Default: (a) the default of Borrower in the payment of any interest or principal due under this Credit Agreement or the Note held by any Lender; (b) the failure of Borrower to perform or observe any other term or provision of, or covenant, agreement, or obligation under, this Credit Agreement or any other Loan Document; (c) any act, omission, or other event that constitutes an “Event of Default” under the Note or the Security Agreement; (d) any representation or warranty of Borrower contained in this Credit Agreement or in any other Loan Document, or in any certificate delivered by Borrower pursuant to this Credit Agreement or any other Loan Document, is false or incorrect in any material respect when made or given; (e) Borrower becoming the subject of any order for relief in a proceeding under any Debtor Relief Law; (f) Borrower making an assignment for the benefit of creditors, other than repayment of the Loan, in whole or in part, to Lenders; (g) Borrower applying for or consenting to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its property or assets; (h) the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for Borrower, or for all or any part of the property or assets of Borrower, without the application or consent Borrower if such appointment continues undischarged or unstayed for sixty (60) calendar days; (i) Borrower instituting or consenting to any proceeding under any Debtor Relief Law with respect to Borrower, or all or any part of its property or assets, or the institution of any similar case or proceeding without the consent of Borrower, if such case or proceeding continues undismissed or unstayed for sixty (60) calendar days; (j) the dissolution or liquidation of Borrower, or the winding-up of the business or affairs of Borrower; (k) the taking of any action by Borrower to initiate any of the actions described in clauses (e) through (j) of this paragraph; (l) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against all or any material part of the property or assets of Borrower if such process is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or (m) any breach or default by Borrower under any loan agreement, promissory note, or other instrument evidencing indebtedness payable to a third party.

5.1 Remedies On Default.1.6Remedies On Default. Upon the occurrence of an Event of Default, at Lender’s option, all unpaid principal and accrued interest, and all other amounts payable to Lender under this Credit Facility and any other Loan Document shall become immediately due and payable without presentment, demand, notice of non-payment, protest, or notice of non-payment, provided that no notice or demand shall be required if the Event of Default is a proceeding under any Debtor Relief Law. Each Lender also shall have all other rights, powers, and remedies available under this Credit Agreement and the Note or any other Loan Document, or accorded by law or at equity. All rights, powers, and remedies of a Lender may be exercised at any time by the Lender and from time to time after the occurrence of an Event of Default. All rights, powers, and remedies of a Lender in connection with this Credit Agreement and the Note and any Loan Document are cumulative and not exclusive and shall be in addition to any other rights, powers, or remedies provided by law or equity.

6. Representations and Warranties of Borrower. Borrower represents and warrants to Lenders the following:

6.1 Organization; Capitalization. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all requisite corporate power and authority to own its property and to carry on its business as now being conducted.

6.2 Authority; Enforceability. Borrower has the power and authority to execute and deliver this Credit Agreement and each of the other Loan Documents, and to perform all of Borrower’s obligations under this Credit Agreement and the other Loan Documents. This Credit Agreement and each of the other Loan Agreements has been duly authorized by, and is the valid and binding agreement and obligation of, Borrower, enforceable in accordance with its respective terms, except to the extent limited by any bankruptcy, insolvency, or similar law affecting the rights of creditors generally. There are no corporate, contractual, statutory, regulatory, judicial, or other restrictions of any kind upon the power and authority of Borrower to execute and deliver this Credit Agreement or any other Loan Document, and to consummate the transactions contemplated by this Credit Agreement and the other Loan Documents, including, without limitation: (a) the payment of all principal and interest that may become due on the Loan; and (b) the issuance of the Shares. No action, approval or consent by, or notice to or filing with, any federal, state, municipal or other governmental department, commission, agency, regulatory authority, or court is necessary to make this Credit Agreement or the other Loan Documents the valid agreements binding upon Borrower in accordance with their respective terms, or to consummate the transactions contemplated by this Credit Agreement and the other Loan Documents.

6.3 No Conflict. The execution and delivery of this Credit Agreement and the other Loan Documents, and the consummation of the transactions contemplated by this Credit Agreement and the other Loan Documents, do not and will not (a) violate any provisions of (i) any rule, regulation, statute, or law, or (ii) the terms of any order, writ or decree of any court or judicial or regulatory authority or body, or (iii) the Articles of Incorporation or Bylaws of Borrower, and (b) conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any contract, mortgage, lien, lease, agreement, debenture or instrument to which Borrower or any Subsidiary is a party, or which is or purports to be binding upon Borrower, any Subsidiary, or upon any of their respective properties, and (c) result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of Borrower or any Subsidiary.

                              6.4 Shares. When issued pursuant to this Agreement, the Shares will be validly issued and outstanding, fully paid and non-assessable.

6.5 Accuracy of Information. Borrower has delivered to Lenders a copy of its annual report on Form 10-KSB for the fiscal year ended December 31, 2006, and quarterly reports on Form 10-QSB for the fiscal quarter and six months ended June 30, 2007, and all Current Reports on Form 8-K filed by Borrower since June 30, 2007 (the “Disclosure Documents”). The financial statements contained in the Disclosure Documents were prepared in accordance with generally accepted accounting principles, consistently applied, and accurately reflect the financial condition and results of operations of Borrower at and as of the dates reported. All financial information and other information contained in the Disclosure Documents was true and correct in all material respects when such reports were filed under the Exchange Act.

6.6 Taxes. Borrower has filed when due all federal, state and local income tax returns and has filed when due all other returns with respect to taxes which are required to be filed with the Internal Revenue Service and the appropriate authorities of the jurisdictions where business is transacted by them. All items and entries provided for or reflected in such returns are correct and are made on a proper basis. All amounts, if any, required to be paid, as shown on such returns, have been paid. None of such tax returns has been audited. There are no suits, actions, claims, or investigations, inquiries or proceedings now pending against Borrower in respect of taxes, governmental charges or assessments, nor are there any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority.

6.7 Litigation. Except as disclosed in the Disclosure Documents, there are no lawsuits, arbitration proceedings, administrative proceedings, actions or claims pending or threatened against Borrower. No fine, penalty or other sanction has been imposed by any federal, state, local or municipal court, judicial, administrative or regulatory body or authority against Borrower. There is no outstanding order, writ, injunction or degree of any court, administrative agency or governmental body or arbitration tribunal against or affecting Borrower or any of its respective properties, assets, business or prospects.

7. Affirmative Covenants. During the Draw Period, and until such time as the entire principal balance and accrued interest on the Loan, and all other amounts payable by Borrower under this Credit Agreement or any other Loan Document have been paid in full, Borrower shall comply with the following covenants and agreements:

7.1 Furnish Information. Borrower will, at any Lender’s request, furnish information to Lender relating to Borrower’s business and financial affairs and permit Lender to examine Borrower’s books and records.

                              7.2 Comply with Terms and Conditions. Borrower will comply with all terms and conditions of all other Loan Documents.

7.3 Financial Reports. Borrower will file with the Securities and Exchange Commission, when due, all quarterly reports, annual reports, current reports, and other documents required pursuant to the Exchange Act.

7.4 Limitation on Dividends and Other Distributions by Borrower. Borrower shall not declare or pay any dividend or other distribution of cash, other property (excluding shares of capital stock and options, warrants or other rights to acquire capital stock or stock purchase warrants of Borrower), or evidences of indebtedness, on account of or with respect to any shares of capital stock.

7.5 Insurance. Borrower will, and will cause its Subsidiaries, to maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductible as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty loss, workers’ compensation and interruption of business insurance.

7.6 Fees and Charges of Attorneys and Others.1.9Fees and Charges of Attorneys and Others. In the event that a Lender employs attorneys, accountants, appraisers, consultants, or other professional assistance, excluding the services of any such person who is a direct employee of a Lender, in connection with any of the following, then, the reasonable amount of costs, expenses, and fees incurred by the Lender shall be payable on demand. A Lender may, at its option, add the amount of such costs, expenses, and reasonable fees to the principal amount of the Loan. A Lender thereafter may charge interest on such amount at the interest rate then applicable to the principal. Costs, expenses, and reasonable fees of professionals covered by this provision include such charges for the following:

7.7 The preparation, modification, or renewal of this Credit Agreement and the Note, or any other documentation incident to the loan transaction;

7.8 Any litigation, dispute, proceeding or action, whether instituted by Lender, Borrower, or any other person, relating to the Note or this Agreement, including representation of Lender in any bankruptcy, insolvency, or reorganization case or proceeding instituted by or against Borrower, and any attempt by Lender to enforce any rights against Borrower;

7.9 In the event of bankruptcy or insolvency proceedings (whether state or federal) instituted by or against Borrower or involving the Borrower or Property of the Borrower, the Lender may recover all costs, expenses, and reasonable attorney fees incurred to protect or defend Lender’s rights under the Note, and other documents underlying the loan transactions whether such costs, expenses, and attorney fees be contractual or bankruptcy related, including costs, expenses, and attorney fees for meetings, sessions, matters, proceedings and litigation involving issues solely distinct to federal bankruptcy law, rules and proceedings as well as other federal and state litigation and proceedings;

7.10 The inspection, verification, protection, collection, processing, sale, liquidation, or disposition of security given for the Note;

7.11 The preparation and filing of all reports required to be filed by Lender under the Exchange Act during the term of this Credit Agreement in connection with the ownership, acquisition, or disposition of theShares, or other equity securities issued by Borrower.

8. Maximum Permitted Interest. No provision of this Credit Agreement or any other Loan Document, or any transaction related thereto, shall be construed or so operate as to require the Borrower to pay interest at a greater rate than the maximum allowed by applicable state or federal law. Should any interest or other charges paid or payable by the Borrower in connection with the Loan result in the computation or earning of interest in excess of the maximum allowed by applicable state or federal law, then any and all such excess shall be and the same is hereby waived by Lender, and any and all such excess paid shall be credited automatically against and in reduction of the outstanding principal balance due of the Loan, and the portion of said excess which exceeds such principal balance shall be paid by Lender to the Borrower.

9. Governing Law. This Credit Agreement shall be construed and governed in all respects by the laws of the State of California.

10. Successors and Assigns. The provisions of this Credit Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of Borrower and Lenders.

11. Entire Agreement; Amendment. This Credit Agreement and the other Loan Documents constitute the full and entire understanding and agreement among the parties with regard to the subject matter thereof. This Credit Agreement and any term of this Credit Agreement may be amended, waived, discharged or terminated only by a written instrument signed by the party to be charged.

12. Survival. Borrower’s representations and warranties contained in this Credit Agreement shall survive the funding of each Draw and any investigation made by any party until the Loan is repaid in full.

13. Notices. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given four (4) days after being deposited in the United States mail, certified postage prepaid, return receipt requested, or when delivered by hand, by messenger or express air freight service, in any case addressed to the Lenders at their respective addresses shown on Schedule I, or to Borrower as follows:

BioTime, Inc.
6121 Hollis Street
Emeryville, California 94608
Attention: Steven Seinberg, Chief Financial Officer
FAX: (510) 350-2948

with a copy to:
Richard S. Soroko, Esq.
Lippenberger, Thompson, Welch, Soroko & Gilbert LLP
201 Tamal Vista, Blvd.
Corte Madera, California 94925

Any party may change its address for the purpose of this Section 13 by giving notice to each other party in accordance with this Section 13.

14. Delays and Omissions. No delay or omission to exercise any right, power, or remedy accruing to a Lender, upon any breach or default of Borrower under this Credit Agreement or any other Loan Document, shall impair any such right, power, or remedy of the Lender, nor shall it be construed to be a waiver of, or an acquiescence in, any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of a Lender of any breach or default by Borrower under this Credit Agreement or any other Loan Document, or any waiver of any provisions or conditions of this Credit Agreement or any other Loan Document by a Lender, must be made in writing, and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law and otherwise afforded to any party shall be cumulative and not alternative.

15. Rules of Construction.

15.1 Titles and Subtitles. The titles or headings of the Sections and paragraphs of this Credit Agreement are for convenience of reference only and are not to be considered in construing this Credit Agreement.

15.2 Singular; Plural. Whenever appropriate in this Agreement, terms in the singular form shall include the plural (and vice versa) and any gender form shall include all others.

15.3 Section Headings. Section headings are for the convenience of the parties and do not form a part of this Agreement.

                              15.4 Sections and Other References. References in this Agreement to sections, paragraphs, and exhibits are references to articles, sections, and paragraphs in this Agreement and schedules and exhibits attached to this Agreement unless specified otherwise.

15.5 Severability.1.18Severability. If one or more provisions of this Credit Agreement are held to be unenforceable under applicable law, each such unenforceable provision shall be excluded from this Credit Agreement and the balance of this Credit Agreement shall be interpreted as if each such unenforceable provision were so excluded, and the balance of this Credit Agreement as so interpreted shall be enforceable in accordance with its terms.

16. Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

17. Investment Representations. Each Lender represents and warrants to Borrower that:

17.1 Lender is relying on the information provided in the Disclosure Documents or otherwise communicated to Lender in writing by Borrower. Lender has not relied on any statement or representations inconsistent with those contained in the Disclosure Documents. Lender has had a reasonable opportunity to ask questions of and receive answers from the executive officers and directors of Borrower, or one or more of its officers, concerning Borrower and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the information in the Disclosure Documents. All such questions have been answered to Lender’s satisfaction;

17.2 Lender understands that the Shares are being offered and sold without registration under the Securities Act of 1933, as amended (the “Act”) or qualification under the California Corporate Securities Law of 1968, or under the laws of other states, in reliance upon the exemptions from such registration and qualification requirements for non-public offerings. Lender acknowledges and understands that the availability of the aforesaid exemptions depends in part upon the accuracy of certain of the representations, declarations and warranties contained herein, which Lender hereby makes with the intent that they may be relied upon by Borrower and its officers and directors in determining Lender’s suitability to acquire the Shares. Lender understands and acknowledges that no federal, state or other agency has reviewed or endorsed the offering of the Shares or made any finding or determination as to the fairness of the offering or completeness of the information in the Disclosure Documents;

17.3 Lender understands that the Shares may not be offered, sold, or transferred in any manner unless subsequently registered under the Act, or unless there is an exemption from such registration available for such offer, sale or transfer;

                              17.4  Lender has such knowledge and experience in financial and business matters to enable Lender to utilize the information contained in the Disclosure Documents, or otherwise made available to Lender to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect thereto.

17.5 Lender is acquiring the Shares solely for Lender’s own account and for long-term investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares; and

17.6 Lender is an “accredited investor,” as such term is defined in Regulation D promulgated under the Act.

18. Registration Rights.

18.1  Borrower agrees, at its expense, upon written request from the Lenders, to use commercially reasonable efforts to register under the Act, the Shares and to take such other actions as may be necessary to allow the Shares to be freely tradable, without restrictions, in compliance with all regulatory requirements. A written request for registration shall specify the quantity of the Shares intended to be sold, the plan of distribution and the identity of the sellers, which may include the Lender and assignees of its rights hereunder (collectively, “Selling Securities Holders”), and whether the registration shall be pursuant to an underwritten public offering or a “shelf’ registration pursuant to Rule 415 (or similar rule that may be adopted by the Securities and Exchange Commission). Borrower shall not be obligated to file more than two such registration statements, other than registration statements on Form S-3. Borrower shall use commercially reasonable efforts keep such registration statements effective for a period of at least nine months, except that registration statements on Form S-3 shall be kept effective for at least three years (or such lesser period as the parties may agree, but in no event beyond the completion of the distribution or distributions being made pursuant thereto). Borrower shall utilize Form S-3 if it qualifies for such use. Borrower shall make all filings required with respect to the registration statements and will use commercially reasonable efforts to cause such filings to become effective, so that the Shares being registered shall be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as shall be reasonably appropriate for distribution of the Shares covered by the registration statement. Borrower will furnish to the Selling Securities Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act and such other related documents as the Selling Securities Holders may reasonably request in order to effect the sale of the Shares. To effect any offering pursuant to a registration statement under this Section, Borrower shall enter into an agreement containing customary representations and warranties, and indemnification and contribution provisions, all for the benefit of Selling Securities Holders, and, in the case of an underwritten public offering. an underwriting agreement with an investment banking firm selected by the Lender and reasonably acceptable to Borrower, containing such customary representations and warranties, and indemnification and contribution provisions Borrower shall have no obligation to make any cash settlement or payment to the Lenders or any holder of Shares or to issue any additional Shares in the event that Borrower is unable to effect or maintain in effect the registration of the Shares under the Act or any state securities law despite Borrower’s commercially reasonable efforts so to do.

18.2 If, at any time, Borrower proposes to register any of its securities under the Act (otherwise than pursuant to Section 18.1 above or on a Form S-8 if such form cannot be used for registration of the Shares pursuant to its terms), Borrower shall, as promptly as practicable, give written notice to the Lender. Borrower shall include in such registration statement the Shares proposed to be sold by the Selling Securities Holders. Notwithstanding the foregoing, if the offering of Borrower’s securities is to be made through underwriters, Borrower shall not be required to include the Shares if and to the extent that the managing underwriter reasonably believes in good faith that such inclusion would materially adversely affect such offering unless the Selling Securities Holders agree to postpone their sales until 10 days after the distribution is completed.

18.3 Borrower shall pay the cost of the registration statements filed pursuant to this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including counsel’s fees and expenses in connection therewith), printing expenses, messenger and delivery expenses, internal expenses of Borrower, listing fees and expenses, and fees and expenses of Borrower’s counsel, independent accountants and other persons retained or employed by Borrower. Selling Securities Holders shall pay any underwriters discounts applicable to the Shares.

19. Legends. The Shares issued pursuant to this Agreement shall bear an appropriate legend, conspicuously disclosing the restrictions on transfer under the Act until the same are registered for sale under the Act. Borrower agrees that upon the sale of the Shares pursuant to a registration statement or an exemption, upon the presentation of the certificates containing such a legend to it’s transfer agent, it will remove such legend. Borrower further agrees to remove the legend at such time as registration under the Act shall no longer be required.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

BIOTIME, INC.

By      /s/ Michael D. West

Title   CEO

By      /s/ Judith Segall

Title  VP & Secretary; Member, Office of the President

LENDERS:

        /s/ Alfred D. Kingsley
Alfred D. Kingsley

       /s/ George Karfunkel
George Karfunkel

       /s/ Richard Lowish
Richard Lowish

Broadwood Partners, L.P.

By: Broadwood Capital, Inc., General Partner of Broadwood Partners, L.P.

By:   /s/ Neal C. Bradsher
Neal C. Bradsher, President

SCHEDULE I

Name and Address
Of Lender      Amount of Loan Commitment

Alfred D. Kingsley                                                                      $250,000
150 East 57th Street, Suite 24E
New York, NY 10022
FAX: (212) 207-3901

George Karfunkel                                                                       $250,000
59 Maiden Lane
New York, NY 10038
FAX (212) 921-8340

Richard Lowish                                                                           $250,000
85 Elm Grove Road
Barnes SW13 OBX, London
England
FAX 011-44-207-929-3994

Broadwood Partners, L.P.                                                          $250,000
724 Fifth Avenue
9th Floor
New York, NY 10019
FAX: (212) 508-5756

EXHIBIT A-1

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$100,000                                                                                                                                                                                                       April 12, 2006

FOR VALUE RECEIVED, the undersigned, BioTime, Inc., a California corporation (“Borrower”) hereby promises to pay to the order of ___________("Lender") the principal sum of ONE HUNDRED THOUSAND ($100,000) or such lesser amount as may from time to time be outstanding as the Loan pursuant to that certain First Amended and Restated Revolving Line of Credit Agreement, dated October __, 2007, between Borrower and Lender (the "Credit Agreement"), together with interest on the unpaid balance of the Loan at the rate or rates hereinafter set forth. This Amended and Restated Revolving Credit Note is one of the Notes described in the Credit Agreement. All capitalized terms not otherwise defined in this Note shall have the meanings defined in the Credit Agreement.

1. Terms of Payment.

(a) Interest Rate. Interest shall accrue and be payable at the rate of (a) 10% per annum on the outstanding principal balance of the Loan through October 31, 2007, and (b) 12% per annum on the outstanding principal balance of the Loan from October 31, 2007 until the Maturity Date or such earlier date on which the principal balance is paid in full. Interest shall accrue from the date of each disbursement of principal pursuant to a Draw. Accrued interest shall be paid with principal. Interest will be charged on that part of outstanding principal of the Loan which has not been paid and shall be calculated on the basis of a 360-day year and a 30-day month.

(b) Payments of Principal. The outstanding principal balance of the Loan, together with accrued interest, shall be paid in full on the Maturity Date.

(c) Mandatory Prepayment of Principal. In the event that Borrower receives Earmarked Funds, Borrower shall use the Earmarked Funds to prepay principal, plus accrued interest, within two business days after such Earmarked Funds are received by Borrower, and the amount of principal so prepaid shall reduce the Maximum Loan Amount.

(d) Optional Prepayment of Principal. Borrower may prepay principal, with accrued interest, at any time and the amount of principal so prepaid shall be available for further Draws by Borrower during the Draw Period to the extent that the prepayment of principal was not required under paragraph (c) of this Section 1.

(e) Default Interest Rate. In the event that any payment of principal or interest is not paid within five (5) days from on the date on which the same is due and payable, such payment shall continue as an obligation of the Borrower, and interest thereon from the due date of such payment and interest on the entire unpaid balance of the Loan shall accrue until paid in full at the lesser of (i) fifteen percent (15%) per annum, or (ii) the highest interest rate permitted under applicable law (the "Default Rate"). From and after the Maturity Date or upon acceleration of the Note, the entire unpaid principal balance of the Loan with all unpaid interest accrued thereon, and any and all other fees and charges then due at such maturity, shall bear interest at the Default Rate.

(f) Date of Payment. If the date on which a payment of principal or interest on the Loan is due is a day other than a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day.

(g) Application of Payments. All payments shall be applied first to costs of collection, next to late charges or other sums owing Lender, next to accrued interest, and then to principal, or in such other order or proportion as Lender, in its sole discretion, may determine.

(h) Currency. All payments shall be made in United States Dollars.

2. Events of Default. The following shall constitute Events of Default: (a) the default of Borrower in the payment of any interest or principal due under this Note or the Credit Agreement or any other Note arising under the Credit Agreement; (b) the failure of Borrower to perform or observe any other term or provision of this Note, or any other Note arising under the Credit Agreement, or any term, provision, covenant, or agreement in the Credit Agreement or any other Loan Document; (c) any act, omission, or other event that constitutes an "Event of Default" under the Credit Agreement; (d) any representation or warranty of Borrower contained in the Credit Agreement or in any other Loan Document, or in any certificate delivered by Borrower pursuant to the Credit Agreement or any other Loan Document, is false or incorrect in any material respect when made or given; (e) Borrower becoming the subject of any order for relief in a proceeding under any Debtor Relief Law (as defined below); (f) Borrower making an assignment for the benefit of creditors; other than repayment of the Loan, in whole or in part, to Lenders; (g) Borrower applying for or consenting to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its property or assets; (h) the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for Borrower, or for all or any part of the property or assets of Borrower, without the application or consent Borrower, if such appointment continues undischarged or unstayed for sixty (60) calendar days; (i) Borrower instituting or consenting to any proceeding under any Debtor Relief Law with respect to Borrower or all or any part of its property or assets, or the institution of any similar case or proceeding without the consent of Borrower, if such case or proceeding continues undismissed or unstayed for sixty (60) calendar days; (j) the dissolution or liquidation of Borrower, or the winding-up of the business or affairs of Borrower; (k) the taking of any action by Borrower to initiate any of the actions described in clauses (e) through (j) of this paragraph; (l) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against all or any material part of the property or assets of Borrower if such process is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or (m) any breach or default by Borrower under any loan

2

agreement, promissory note, or other instrument evidencing indebtedness payable to a third party. As used in this Note, the term "Debtor Relief Law" means the Bankruptcy Code of the United States of America, as amended, or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law affecting the rights of creditors generally.

3. Remedies On Default. Upon the occurrence of an Event of Default, at Lender's option, all unpaid principal and accrued interest, and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, notice of non-payment, protest, or notice of non-payment. Lender also shall have all other rights, powers, and remedies available under the Credit Agreement and any other Loan Document, or accorded by law or at equity. All rights, powers, and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default. All rights, powers, and remedies of Lender in connection with this Note and any other Loan Document are cumulative and not exclusive and shall be in addition to any other rights, powers, or remedies provided by law or equity.

4.  Miscellaneous.

(a) Borrower and all guarantors and endorsers of this Note severally waive (i) presentment, demand, protest, notice of dishonor, and all other notices; (ii) any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of the security for this Note, and (iii) any other cause of release or discharge other than actual payment in full of all indebtedness evidenced by or arising under this Note.

(b) No delay or omission of Lender to exercise any right, whether before or after an Event of Default, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance of any past-due amount at any time by the Lender shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. The Lender shall not be deemed, by any act or omission, to have waived any of Lender's rights or remedies under this Note unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

(c) Lender may accept, indorse, present for payment, and negotiate checks marked "payment in full" or with words of similar effect without waiving Lender's right to collect from Borrower the full amount owed by Borrower.

(d) Time is of the essence under this Note. Upon any Event of Default, the Lender may exercise all rights and remedies provided for in this Note and by law, including, but not limited to, the right to immediate payment in full of this Note.

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(e) The rights and remedies of the Lender as provided in this Note, in the Credit Agreement, and in the Security Agreement and in law or equity, shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or a release of any such right or remedy.

(f) It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect this Note or any amount due under this Note, or to enforce or protect any rights conferred upon Lender by this Note then Borrower promises and agrees to pay on demand all costs, including without limitation, reasonable attorneys' fees, incurred by Lender in the enforcement of Lender's rights and remedies under this Note, and such other agreements.

(g) The terms, covenants, and conditions contained in this Note shall be binding upon the heirs, executors, administrators, successors, and assigns of Borrower, and each of them, and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Lender.

(h) This Note shall be construed under and governed by the laws of the State of California without regard to conflicts of law.

(i) No provision of this Note shall be construed or so operate as to require the Borrower to pay interest at a greater rate than the maximum allowed by applicable state or federal law. Should any interest or other charges paid or payable by the Borrower in connection with this Note or the Loan result in the computation or earning of interest in excess of the maximum allowed by applicable state or federal law, then any and all such excess shall be and the same is hereby waived by Lender, and any and all such excess paid shall be credited automatically against and in reduction of the outstanding principal balance due of the Loan, and the portion of said excess which exceeds such principal balance shall be paid by Lender to the Borrower.

BORROWER:  BIOTIME, INC.

By _____________________________________________
Title ___________________________________________

By _____________________________________________
Title ___________________________________________

4

EXHIBIT A-2

REVOLVING CREDIT NOTE

$___________                                                                                                                                                                                          October __, 2007

FOR VALUE RECEIVED, the undersigned, BioTime, Inc., a California corporation (Borrower") hereby promises to pay to the order of ___________("Lender") the principal sum of _____________ DOLLARS ($_______________) or such lesser amount as may from time to time be outstanding as the Loan pursuant to that certain First Amended and Restated Revolving Line of Credit Agreement, dated October __, 2007, between Borrower and Lender (the "Credit Agreement"), together with interest on the unpaid balance of the Loan at the rate or rates hereinafter set forth. This Revolving Credit Note is one of the Notes described in the Credit Agreement. All capitalized terms not otherwise defined in this Note shall have the meanings defined in the Credit Agreement.

1. Terms of Payment.

(a) Interest Rate. Interest shall accrue and be payable at the rate of 12% per annum on the outstanding principal balance of the Loan. Interest shall accrue from the date of each disbursement of principal pursuant to a Draw. Accrued interest shall be paid with principal. Interest will be charged on that part of outstanding principal of the Loan which has not been paid and shall be calculated on the basis of a 360-day year and a 30-day month.

(b) Payments of Principal. The outstanding principal balance of the Loan, together with accrued interest, shall be paid in full on the Maturity Date.

(c) Mandatory Prepayment of Principal. In the event that Borrower receives Earmarked Funds, Borrower shall use the Earmarked Funds to prepay principal, plus accrued interest, within two business days after such Earmarked Funds are received by Borrower, and the amount of principal so prepaid shall reduce the Maximum Loan Amount.

(d) Optional Prepayment of Principal. Borrower may prepay principal, with accrued interest, at any time and the amount of principal so prepaid shall be available for further Draws by Borrower during the Draw Period to the extent that the prepayment of principal was not required under paragraph (c) of this Section 1.

(e) Default Interest Rate. In the event that any payment of principal or interest is not paid within five (5) days from on the date on which the same is due and payable, such payment shall continue as an obligation of the Borrower, and interest thereon from the due date of such payment and interest on the entire unpaid balance of the Loan shall accrue until paid in full at the lesser of (i) fifteen percent (15%) per annum, or (ii) the highest interest rate permitted under applicable law (the "Default Rate"). From and after the Maturity Date or upon
1

acceleration of the Note, the entire unpaid principal balance of the Loan with all unpaid interest accrued thereon, and any and all other fees and charges then due at such maturity, shall bear interest at the Default Rate.

(f) Date of Payment. If the date on which a payment of principal or interest on the Loan is due is a day other than a Business Day, then payment of such principal or interest need not be made on such date but may be made on the next succeeding Business Day.

(g) Application of Payments. All payments shall be applied first to costs of collection, next to late charges or other sums owing Lender, next to accrued interest, and then to principal, or in such other order or proportion as Lender, in its sole discretion, may determine.

(h) Currency. All payments shall be made in United States Dollars.

2. Events of Default. The following shall constitute Events of Default: (a) the default of Borrower in the payment of any interest or principal due under this Note or the Credit Agreement or any other Note arising under the Credit Agreement; (b) the failure of Borrower to perform or observe any other term or provision of this Note, or any other Note arising under the Credit Agreement, or any term, provision, covenant, or agreement in the Credit Agreement or any other Loan Document; (c) any act, omission, or other event that constitutes an "Event of Default" under the Credit Agreement; (d) any representation or warranty of Borrower contained in the Credit Agreement or in any other Loan Document, or in any certificate delivered by Borrower pursuant to the Credit Agreement or any other Loan Document, is false or incorrect in any material respect when made or given; (e) Borrower becoming the subject of any order for relief in a proceeding under any Debtor Relief Law (as defined below); (f) Borrower making an assignment for the benefit of creditors; other than repayment of the Loan, in whole or in part, to Lenders; (g) Borrower applying for or consenting to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for it or for all or any part of its property or assets; (h) the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, or similar officer for Borrower, or for all or any part of the property or assets of Borrower, without the application or consent Borrower, if such appointment continues undischarged or unstayed for sixty (60) calendar days; (i) Borrower instituting or consenting to any proceeding under any Debtor Relief Law with respect to Borrower or all or any part of its property or assets, or the institution of any similar case or proceeding without the consent of Borrower, if such case or proceeding continues undismissed or unstayed for sixty (60) calendar days; (j) the dissolution or liquidation of Borrower, or the winding-up of the business or affairs of Borrower; (k) the taking of any action by Borrower to initiate any of the actions described in clauses (e) through (j) of this paragraph; (l) the issuance or levy of any judgment, writ, warrant of attachment or execution or similar process against all or any material part of the property or assets of Borrower if such process is not released, vacated or fully bonded within sixty (60) calendar days after its issue or levy; or (m) any breach or default by Borrower under any loan agreement, promissory note, or other instrument evidencing indebtedness payable to a third party. As used in this

2

 Note, the term "Debtor Relief Law" means the Bankruptcy Code of the United States of America, as amended, or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law affecting the rights of creditors generally.

3. Remedies On Default. Upon the occurrence of an Event of Default, at Lender's option, all unpaid principal and accrued interest, and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, notice of non-payment, protest, or notice of non-payment. Lender also shall have all other rights, powers, and remedies available under the Credit Agreement and any other Loan Document, or accorded by law or at equity. All rights, powers, and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default. All rights, powers, and remedies of Lender in connection with this Note and any other Loan Document are cumulative and not exclusive and shall be in addition to any other rights, powers, or remedies provided by law or equity.

4.  Miscellaneous.

(a) Borrower and all guarantors and endorsers of this Note severally waive (i) presentment, demand, protest, notice of dishonor, and all other notices; (ii) any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of the security for this Note, and (iii) any other cause of release or discharge other than actual payment in full of all indebtedness evidenced by or arising under this Note.

(b) No delay or omission of Lender to exercise any right, whether before or after an Event of Default, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance of any past-due amount at any time by the Lender shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable. The Lender shall not be deemed, by any act or omission, to have waived any of Lender's rights or remedies under this Note unless such waiver is in writing and signed by Lender and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

(c) Lender may accept, indorse, present for payment, and negotiate checks marked "payment in full" or with words of similar effect without waiving Lender's right to collect from Borrower the full amount owed by Borrower.

3

(d) Time is of the essence under this Note. Upon any Event of Default, the Lender may exercise all rights and remedies provided for in this Note and by law, including, but not limited to, the right to immediate payment in full of this Note.

(e) The rights and remedies of the Lender as provided in this Note, in the Credit Agreement, and in the Security Agreement and in law or equity, shall be cumulative and concurrent, and may be pursued singularly, successively, or together at the sole discretion of the Lender, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or a release of any such right or remedy.

(f) It is expressly agreed that if this Note is referred to an attorney or if suit is brought to collect this Note or any amount due under this Note, or to enforce or protect any rights conferred upon Lender by this Note then Borrower promises and agrees to pay on demand all costs, including without limitation, reasonable attorneys' fees, incurred by Lender in the enforcement of Lender's rights and remedies under this Note, and such other agreements.

(g) The terms, covenants, and conditions contained in this Note shall be binding upon the heirs, executors, administrators, successors, and assigns of Borrower, and each of them, and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Lender.

(h) This Note shall be construed under and governed by the laws of the State of California without regard to conflicts of law.

(i) No provision of this Note shall be construed or so operate as to require the Borrower to pay interest at a greater rate than the maximum allowed by applicable state or federal law. Should any interest or other charges paid or payable by the Borrower in connection with this Note or the Loan result in the computation or earning of interest in excess of the maximum allowed by applicable state or federal law, then any and all such excess shall be and the same is hereby waived by Lender, and any and all such excess paid shall be credited automatically against and in reduction of the outstanding principal balance due of the Loan, and the portion of said excess which exceeds such principal balance shall be paid by Lender to the Borrower.

BORROWER:  BIOTIME, INC.

By _____________________________________________
Title ___________________________________________

By _____________________________________________
Title ___________________________________________

                                                                                                         4